Exhibit 99.2

Inseego Reports First Quarter 2017 Financial Results
SaaS, Software and Services Revenues Increased by 9.4% Year-Over-Year for the First Quarter
Subscribers for Ctrack™ IoT Telematics Solutions Grew by 15.7% Year-Over-Year for the First Quarter
Sale of MiFi® Mobile Broadband Business to T.C.L. Remains Subject to Regulatory Approval by CFIUS
SAN DIEGO—May 10, 2017—Inseego Corp. (Nasdaq: INSG) (the “Company”), a leading global provider of software-as-a-service (“SaaS”) and solutions for the Internet of Things (“IoT”), announced financial results for the first quarter ended March 31, 2017.
“Our first quarter business performance was not what we had hoped as the pending MiFi divestiture transaction resulted in management and operational distraction throughout the quarter. We continue to see financial strength and market opportunity for our portfolio of SaaS, software and services solutions for the Internet of Things, and we need to drive excellence in execution throughout the organization,” said Sue Swenson, Chair and CEO of Inseego. “We now have 633,000 total subscribers for our comprehensive IoT solutions, including 428,000 subscribers for our Ctrack telematics offerings. The Ctrack business, in particular, operates in a vibrant environment, with a physical presence in global regions experiencing rapid telematics growth and a portfolio of products that address a wide variety of targeted and emerging market needs. While we remain dedicated to the completion of our corporate transformation from a hardware supplier into a pure-play IoT solutions provider, in the event that the sale of the MiFi mobile broadband business to T.C.L. is blocked by the U.S. government, we would consider all strategic alternatives available with respect to the MiFi mobile broadband business or otherwise.”
First Quarter 2017 Financial Highlights
The Company announced the following U.S. GAAP (“GAAP”) financial results for the first quarter of 2017:

•
Revenue decreased by 17.2% to $55.4 million in the first quarter of 2017, compared to $66.9 million in the first quarter of 2016. The Company’s overall revenue decrease was driven by reduced standalone hardware sales, particularly from the Company’s MiFi mobile broadband business, the pending divestiture of which is discussed below.

•
Revenue from the Company’s Ctrack™ solutions, which includes a mix of hardware and SaaS, software and services sold as a bundled telematics solution, increased by 2.0% to $15.3 million in the first quarter of 2017 from $15.0 million in the first quarter of 2016. Revenue from Ctrack products decreased sequentially by 9.5% in the first quarter of 2017 from the fourth quarter of 2016, consistent with a seasonal decline of 9.6% in the first quarter of 2016 from the fourth quarter of 2015.

•
Revenue from SaaS, software and services increased by 9.4% to $14.0 million in the first quarter of 2017, from $12.8 million in the first quarter of 2016, as the Company continued its focus on IoT SaaS, software and services solutions, including its Ctrack telematics solutions. Revenue from SaaS, software and services generated 25.3% of the Company’s total revenue in the first quarter of 2017, compared to 19.1% of total revenue in the first quarter of 2016. Revenue from SaaS, software and services decreased sequentially by 6.0% in the first quarter of 2017 from the fourth quarter of 2016 due to a combination of lesser sales of third party products and associated service offerings by Inseego North America (formerly known as FW) as well as reduced revenues from user-based insurance and consumer telematics offerings by Ctrack in South Africa.

•
Revenue from hardware products was $41.4 million in the first quarter of 2017, a decrease of 23.5% from $54.1 million in the first quarter of 2016. The Company continues to strategically de-emphasize lower margin hardware-only sales in favor of bundled solutions that include higher-margin SaaS, software and services offerings.

•
Net loss was ($16.1 million), or ($0.28) per share, in the first quarter of 2017, compared to a net loss of ($11.9 million), or ($0.22) per share, in the first quarter of 2016. Net loss in the first quarter of 2017 includes $2.4 million of charges primarily related to the Company’s MiFi business divestiture activities and 2015 acquisitions, and $0.8 million of restructuring charges.

•	As of March 31, 2017, the Company had cash and cash equivalents of $6.4 million, declining from $9.9 million at December 31, 2016.

The Company also announced the following non-GAAP financial results for the first quarter of 2017. A reconciliation of these non-GAAP financial measures to the Company’s GAAP financial results is included in the tables accompanying this news release:

•
The Company’s overall non-GAAP gross margin decreased to 31.8% in the first quarter of 2017, compared to 35.2% in the first quarter of 2016, primarily due to a decline in the Company’s non-GAAP gross margins for its MiFi mobile broadband products that offset the Company’s strategic transition toward an improved mix of higher-margin IoT solutions with significant SaaS and recurring revenue components. Non-GAAP gross profit was $17.6 million in the first quarter of 2017, a decrease of 25.4% compared to $23.6 million in the first quarter of 2016, due to a combination of a $12.7 million decline in hardware revenue and reduced gross margins from hardware revenue.

•
Non-GAAP gross margin on SaaS, software and services decreased to 67.7% in the first quarter of 2017, compared to 71.5% in the first quarter of 2016, primarily due to reduced revenues from user-based insurance and consumer telematics offerings by Ctrack in South Africa.

•
Non-GAAP gross margin on hardware products decreased to 19.7% in the first quarter of 2017, compared to 26.6% in the first quarter of 2016, primarily due to reduced gross margins on the Company’s MiFi mobile broadband products in the first quarter of 2017.

•
The Company’s Ctrack telematics solutions which include a mix of hardware, SaaS, software and services, generated non-GAAP gross margins of 65.0% in the first quarter of 2017, compared to 63.7% in the first quarter of 2016.

•
Non-GAAP operating expenses decreased by 6.1% to $22.9 million in the first quarter of 2017, compared to $24.4 million in the first quarter of 2016, primarily due to restructuring initiatives undertaken since 2016 to improve the Company’s strategic focus on its most profitable business lines while de-prioritizing certain hardware-only product lines to non-carrier customers.

•
Adjusted EBITDA decreased to ($3.2 million) in the first quarter of 2017, compared to $1.3 million in the first quarter of 2016, primarily due to the reduced hardware revenues and reduced gross margins from the Company’s MiFi mobile broadband products, as well as increased litigation costs for defense against an intellectual property infringement lawsuit won by the Company in April 2017. Adjusted EBITDA contributed by Ctrack’s telematics solutions increased by 4.5% to $2.3 million in the first quarter of 2017 from $2.2 million in the first quarter of 2016.

•
Non-GAAP net loss for the first quarter of 2017 was ($8.1 million), or ($0.14) per share, compared to ($4.3 million), or ($0.08) per share, in the first quarter of 2016, consistent with the trend in adjusted EBITDA described above.

Subscriber Metrics

	Q1-2017	Q4-2016	Q1-2016
Ctrack Fleet Subscribers	189,000	187,000	164,000
Ctrack Non-Fleet Subscribers	239,000	245,000	206,000
Inseego North America Subscribers (f/k/a FW Subscribers)	205,000	188,000	164,000
Total Consolidated Subscribers	633,000	620,000	534,000
Closing of $20.0 Million Financing Transaction
The Company announced today that on May 8, 2017, it closed the funding of a term loan in the principal amount of $20.0 million (the “Loan”) with a maturity date of May 8, 2018 (the “Maturity Date”). The Loan is secured by a first priority lien on substantially all of the assets of the Company, including its equity interests in certain of its direct and indirect subsidiaries, subject to certain exceptions and permitted liens. Interest on the Loan will be payable on the last business day of each calendar month and on the Maturity Date. The Loan will bear interest at a rate per annum equal to the three-month LIBOR, but in no event less than 1.00%, plus 10.00%. The Company also paid a $2.0 million commitment fee in conjunction with the closing of the Loan, and is required to repay the Loan with the proceeds from any sale of significant assets, including its pending divestiture of its MiFi mobile broadband business. In addition, upon entering into the Loan described above, the Company terminated its revolving credit facility with Wells Fargo Bank, National Association.
Divestiture of MiFi Mobile Broadband Business and Strategic Transactions
On April 24, 2017, the Company announced that in connection with the proposed sale of its MiFi mobile broadband business, with its subsidiary, Novatel Wireless, Inc. (“Novatel Wireless”), to T.C.L. Industries Holdings (H.K.) Limited and Jade Ocean

Global Limited (together with the Company and Novatel Wireless, the “Parties”), the Parties voluntarily withdrew and re-filed the Joint Voluntary Notice that they had previously submitted to the Committee on Foreign Investment in the United States (“CFIUS”) under the Defense Production Act of 1950 in order to provide additional time for CFIUS to evaluate possible terms of mitigation which would allow the transaction to be approved.
The Parties and CFIUS have been working for four months to identify mitigation terms, and with CFIUS’s consent for the second time since the review process commenced, the parties were permitted to withdraw and re-file in order to initiate a new period of review.
In the event that the sale of Novatel Wireless to T.C.L. is not permitted by the U.S. government, the Company would need to consider all strategic alternatives available to it with respect to the MiFi mobile broadband business or otherwise, including other divestiture opportunities.
Second Quarter Outlook
The following statements are forward-looking and actual results may differ materially. Please see the section titled “Cautionary Note Regarding Forward-Looking Statements” at the end of this news release. A more detailed description of risks related to our business is included in the reports filed by the Company with the Securities and Exchange Commission (the “SEC”). Our guidance for the second quarter of 2017 reflects current business indicators and expectations as of the date of this news release, including current exchange rates for foreign currencies.
Given the pending divestiture of the Company’s MiFi mobile broadband business, the Company will not provide overall corporate guidance for the second quarter of 2017. However, in order to provide visibility into some of the Company’s core metrics, including one of the Company’s key post-divestiture businesses, the Company is providing guidance for the second quarter of 2017, as follows:

Inseego Consolidated	Second Quarter 2017 Outlook
SaaS, Software and Services Revenue	$14.0 million - $15.0 million
Adjusted EBITDA	($0.2 million) - ($0.4 million) per calendar month

Ctrack
Revenue	$15.0 million - $16.5 million
Non-GAAP Gross Margin	60% - 65%
Adjusted EBITDA	$2.0 million - $3.0 million
Conference Call Information
Inseego will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET. To access the conference call:

•	In the United States, call 1-844-881-0135

•	International parties can access the call at 1-412-317-6727
Inseego will offer a live audio webcast of the conference call, which will be accessible from the “Investors” section of the Company’s website at investor.inseego.com. The webcast will be archived for a period of 90 days. An audio replay of the conference call will also be available beginning one hour after the call, through May 24, 2017. To hear the replay, parties in the United States may call 1-877-344-7529 and enter access code 10097515#. International parties may call 1-412-317-0088 and enter the same code.
About Inseego Corp.
Inseego Corp. (Nasdaq: INSG) is a leading global provider of software-as-a-service (SaaS) and solutions for the Internet of Things (IoT). The Company sells its telematics solutions under the Ctrack brand, including its fleet management, asset tracking and monitoring, stolen vehicle recovery, and usage-based insurance platforms. Inseego Corp. also sells business connectivity solutions and device management services. Inseego Corp. has over 30 years of experience providing customers with secure and insightful solutions and analytics, with approximately 633,000 global subscribers, including 189,000 fleet management subscribers. The Company is headquartered in San Diego, California. www.inseego.com Twitter @inseego

Cautionary Note Regarding Forward-Looking Statements
Some of the information presented in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this news release related to our outlook for the second quarter ending June 30, 2017 and our future business outlook, the future demand for our products, the expected timing and impact of anticipated divestiture and restructuring activities, prospects for CFIUS approval and satisfaction of other closing conditions related to the sale of the MiFi mobile broadband business, statements made by Sue Swenson, as well as other statements that are not purely statements of historical fact, are forward-looking in nature. These forward-looking statements are made on the basis of management's current expectations, assumptions, estimates and projections and are subject to significant risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. We therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from our expectations.
Factors that could cause actual results to differ materially from the Company’s expectations include (1) failure to obtain CFIUS approval, satisfy other closing conditions and complete the sale of the Company’s MiFi mobile broadband business in a timely manner on the terms previously approved by the Company’s stockholders, (2) the future demand for wireless broadband access to data and fleet management software and services, (3) the growth of wireless wide-area networking and fleet management software and services, (4) customer and end-user acceptance of the Company's current product and service offerings and market demand for the Company’s anticipated new product and service offerings, (5) increased competition and pricing pressure from participants in the markets in which the Company is engaged, (6) dependence on third party manufacturers and key component suppliers worldwide, (7) the success of the Company’s corporate development activities, including divestitures of lines of business that are not essential to the Company’s strategy, (8) unexpected liabilities or expenses, (9) the Company’s ability to introduce new products and services in a timely manner, (10) litigation, regulatory and IP developments related to our products or components of our products, (11) dependence on a small number of customers for a significant portion of the Company’s revenues and (12) the Company’s plans and expectations relating to acquisitions, divestitures, strategic relationships, international expansion, software and hardware developments, personnel matters and cost containment initiatives, including restructuring activities.
These factors, as well as other factors set forth as risk factors or otherwise described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially from those expressed in the Company’s forward-looking statements. The Company assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.
Non-GAAP Financial Measures
Inseego Corp. has provided financial information in this news release that has not been prepared in accordance with GAAP. Non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share exclude restructuring charges, share-based compensation expense, amortization of the debt discount and debt issuance costs associated with the Company’s convertible notes, and charges related to the Company’s acquisition and divestiture activities. Adjusted EBITDA also excludes interest, taxes, depreciation and amortization (unrelated to acquisitions and the convertible notes), and foreign currency transaction gains and losses.
Non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures have limitations as an analytical tool and are not intended to be used in isolation or as a substitute for gross profit, gross margin, operating expenses, net loss, net loss per share or any other performance measure determined in accordance with GAAP. We present non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share because we consider each to be an important supplemental measure of our performance.
Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company's performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance when planning, forecasting and analyzing future periods. Share-based compensation expenses are expected to vary depending on the number of new grants issued to both current and new employees, the number of grants forfeited by former employees, and changes in the Company’s stock price, stock market volatility, expected option term and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share, management excludes certain non-cash and one-time items in order to facilitate comparability of the Company’s operating performance on a period-to-period basis because such expenses are not, in management's view, related to the Company's ongoing operating performance. Management uses this view of the Company’s operating performance for purposes of comparison with its business plan and individual operating budgets and in the allocation of resources.
The Company further believes that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision-making. The Company believes that the use of non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share also facilitates a comparison of our underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.
In the future, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The limitations of relying on non-GAAP financial measures include, but are not limited to, the fact that other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool.
Investors and potential investors are encouraged to review the reconciliation of our non-GAAP financial measures contained within this news release with our GAAP financial results.
(C) 2017 Inseego Corp. All rights reserved. The Inseego, Ctrack, FW, Novatel Wireless and Enfora names and logos are trademarks of Inseego Corp.

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Inseego Corp.
Media Relations Contact:

Diana Hoogbruin
(858) 812-0659
diana.hoogbruin@inseego.com

Investor Relations Contact:

Michael Sklansky
(858) 431-0792
michael.sklansky@inseego.com

INSEEGO CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Net revenues:
Hardware	$41,426	$54,161
SaaS, software and services	13,963	12,783
Total net revenues	55,389	66,944
Cost of net revenues:
Hardware	33,492	40,869
SaaS, software and services	5,711	4,892
Total cost of net revenues	39,203	45,761
Gross profit	16,186	21,183
Operating costs and expenses:
Research and development	6,289	8,025
Sales and marketing	7,157	7,753
General and administrative	12,037	10,199
Amortization of purchased intangible assets	904	928
Restructuring charges, net of recoveries	809	622
Total operating costs and expenses	27,196	27,527
Operating loss	(11,010)	(6,344)
Other income (expense):
Interest expense, net	(4,156)	(3,928)
Other expense, net	(643)	(1,296)
Loss before income taxes	(15,809)	(11,568)
Income tax provision	305	331
Net loss	(16,114)	(11,899)
Less: Net loss (income) attributable to noncontrolling interests	14	(5)
Net loss attributable to Inseego Corp.	$(16,100)	$(11,904)

Per share data:
Net loss per share:
Basic and diluted	$(0.28)	$(0.22)
Weighted-average shares used in computation of net loss per share:
Basic and diluted	57,480,210	53,250,668

INSEEGO CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,385	$9,894
Accounts receivable, net	30,633	22,203
Inventories, net	29,389	31,142
Prepaid expenses and other	9,028	5,208
Total current assets	75,435	68,447
Property, plant and equipment, net	8,300	8,392
Rental assets, net	6,569	7,003
Intangible assets, net	40,055	40,283
Goodwill	35,039	34,428
Other assets	162	163
Total assets	$165,560	$158,716
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$44,953	$31,242
Accrued expenses and other current liabilities	36,085	27,897
DigiCore bank facilities	3,251	3,238
Total current liabilities	84,289	62,377
Long-term liabilities:
Convertible senior notes, net	89,656	90,908
Revolving credit facility	2,750	—
Deferred tax liabilities, net	4,549	4,439
Other long-term liabilities	10,548	18,719
Total liabilities	191,792	176,443
Stockholders’ deficit:
Common stock	56	54
Additional paid-in capital	514,157	507,616
Accumulated other comprehensive loss	(362)	(1,409)
Accumulated deficit	(540,124)	(524,024)
Total stockholders’ deficit attributable to Inseego Corp.	(26,273)	(17,763)
Noncontrolling interests	41	36
Total stockholders’ deficit	(26,232)	(17,727)
Total liabilities and stockholders’ deficit	$165,560	$158,716

INSEEGO CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(16,114)	$(11,899)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,079	3,598
Amortization of acquisition-related inventory step-up	—	1,829
Provision for bad debts, net of recoveries	101	(111)
Provision for excess and obsolete inventory	(29)	1,311
Share-based compensation expense	1,091	1,066
Amortization of debt discount and debt issuance costs	2,348	2,112
Loss on disposal of assets, net of gain on divestiture and sale of other assets	130	51
Deferred income taxes	21	88
Unrealized foreign currency transaction loss, net	37	1,171
Other	291	394
Changes in assets and liabilities, net of effects from divestiture:
Accounts receivable	(8,375)	378
Inventories	397	3,649
Prepaid expenses and other assets	(3,820)	(922)
Accounts payable	14,319	(10,063)
Accrued expenses, income taxes, and other	2,347	1,010
Net cash used in operating activities	(3,177)	(6,338)
Cash flows from investing activities:
Purchases of property, plant and equipment	(917)	(448)
Proceeds from the sale of property, plant and equipment	58	115
Purchases of intangible assets and additions to capitalized software development costs	(855)	(656)
Net cash used in investing activities	(1,714)	(989)
Cash flows from financing activities:
Net repayments of DigiCore bank facilities	(84)	(156)
Net borrowings from revolving credit facility	2,750	3,400
Principal payments under capital lease obligations	(241)	(273)
Principal payments on mortgage bond	(70)	(54)
Taxes paid on vested restricted stock units, net of proceeds from stock option exercises	(785)	(9)
Net cash provided by financing activities	1,570	2,908
Effect of exchange rates on cash and cash equivalents	(188)	110
Net decrease in cash and cash equivalents	(3,509)	(4,309)
Cash and cash equivalents, beginning of period	9,894	12,570
Cash and cash equivalents, end of period	$6,385	$8,261

INSEEGO CORP.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
Three Months Ended March 31, 2017
(In thousands, except per share data)
(Unaudited)

	Net Income (Loss)	Income (Loss) Per Share
GAAP net loss	$(16,114)	$(0.28)
Adjustments:
Share-based compensation expense(a)	1,091	0.02
Purchased intangibles amortization(b)	1,441	0.03
Acquisition- and divestiture-related charges(c)	2,323	0.04
Convertible senior notes discount and issuance costs amortization	2,348	0.04
Restructuring charges, net of recoveries	809	0.01
Non-GAAP net loss	$(8,102)	$(0.14)

(a)	Includes share-based compensation expense recorded under ASC Topic 718.

(b)	Includes amortization of intangible assets purchased through acquisitions.

(c)	Includes professional fees, including legal and due diligence related to acquisitions and divestitures, and other charges.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Three Months Ended March 31, 2017
(In thousands)
(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Restructuring charges, net of recoveries	Acquisition- and divestiture-related charges (c)	Non-GAAP
Cost of net revenues	$39,203	$54	$537	$—	$822	$37,790
Operating costs and expenses:
Research and development	6,289	199	—	—	—	6,090
Sales and marketing	7,157	129	—	—	—	7,028
General and administrative	12,037	709	—	—	1,546	9,782
Amortization of purchased intangible assets	904	—	904	—	—	—
Restructuring charges, net of recoveries	809	—	—	809	—	—
Total operating costs and expenses	$27,196	1,037	904	809	1,546	$22,900
Total		$1,091	$1,441	$809	$2,368

(a)	Includes share-based compensation expense recorded under ASC Topic 718.

(b)	Includes amortization of intangible assets purchased through acquisitions.

(c)	Includes professional fees, including legal and due diligence related to acquisitions and divestitures, and other charges.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Loss before Income Taxes to Adjusted EBITDA
(In thousands)
(Unaudited)

Three Months Ended March 31, 2017
Loss before income taxes	$(15,809)
Depreciation and amortization(a)	4,079
Share-based compensation expense(b)	1,091
Restructuring charges, net of recoveries	809
Acquisition- and divestiture-related charges(c)	1,865
Interest expense, net(d)	4,156
Other expense, net(e)	643
Adjusted EBITDA	$(3,166)

(a)	Includes depreciation and amortization charges, including amortization of intangible assets purchased through acquisitions.

(b)	Includes share-based compensation expense recorded under ASC Topic 718.

(c)	Includes professional fees, including legal and due diligence related to acquisitions and divestitures, and other charges.

(d)	Includes the amortization of the convertible senior notes discount and issuance costs.

(e)	Primarily includes net foreign currency transaction losses.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.